UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2013

ECHOSTAR CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	001-33807	26-1232727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 INVERNESS TERRACE E. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 706-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On May 1, 2013, EchoStar Corporation (“EchoStar”) held its Annual Meeting of Shareholders (“Annual Meeting”).

The following matters were voted upon:

a.              The election of R. Stanton Dodge, Michael T. Dugan, Charles W. Ergen, Anthony M. Federico, Pradman P. Kaul, Tom A. Ortolf, and C. Michael Schroeder as directors to serve until the 2014 annual meeting of shareholders or until his respective successor shall be duly elected and qualified; and

b.              Ratification of the appointment of KPMG LLP as EchoStar’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

The following are the final voting results for each of the two items voted on at the meeting:

Election of Directors:

	Votes
Nominee	For	Withheld	Non-Votes
R. Stanton Dodge	490,761,453	19,652,956	3,526,783
Michael T. Dugan	491,397,151	19,017,258	3,526,783
Charles W. Ergen	490,917,798	19,496,611	3,526,783
Anthony M. Federico	501,850,421	8,563,988	3,526,783
Pradman P. Kaul	490,902,813	19,511,596	3,526,783
Tom A. Ortolf	501,866,661	8,547,748	3,526,783
C. Michael Schroeder	501,866,290	8,548,119	3,526,783

Ratification of the appointment of KPMG LLP:

Votes
For	Against	Abstain

512,735,422	1,197,148	8,622

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHOSTAR CORPORATION

Date: May 7, 2013	By:	/s/ Dean A. Manson
Executive Vice President, General Counsel and
Secretary